Exhibit 23.5

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement of Ballston Spa Bancorp, Inc. on Form S-4 (Amendment No. 1) of our report dated March 26, 2025 on the consolidated financial statements of NBC Bancorp, Inc. and Subsidiary as of December 31, 2024 and 2023, and for the years then ended and to the reference to us under the headings “Experts” in the joint proxy statement/prospectus, which is part of this Registration Statement.

/s/ Bonadio & Co. LLP

Syracuse, New York

January 23, 2026